Exhibit 99.2

STATEMENT ON USES AND USEFULNESS OF NON-GAAP FINANCIAL MEASURES

Exhibit 99.1 to this Report on Form 8-K (the “Earnings Release”) contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, Entergy has provided quantitative reconciliations within the Earnings Release and the presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Certain non-GAAP measures in the Earnings Release could differ from GAAP only in that the figure or ratio states or includes operational earnings. Operational earnings is not calculated in accordance with GAAP because it excludes the effect of “special items.” Special items reflect the effect on results of items that are not routine or relate to discontinued businesses and may include items such as impairment charges, gains or losses on asset sales, and other gains or losses occurring as a result of strategic decisions such as Entergy’s recent decisions to shut down certain of its nuclear plants. Operational earnings per share is presented for each of Entergy’s reportable business segments as well as on a consolidated basis. In addition, other financial measures including net income (or earnings), adjusted for preferred dividends and tax effected interest expense; non-fuel operation and maintenance expenses; average total revenue; return on average invested capital; and return on average common equity are included on both an operational and as-reported basis. In each case, the metrics defined as “operational” would exclude the effect of special items as defined above. Entergy also reports Utility, Parent & Other adjusted earnings per share, which excludes from GAAP earnings the special items described above and weather and normalizes tax items for the periods presented. Management believes that financial metrics calculated using operational earnings or otherwise adjusted as described above could provide useful information to investors in evaluating the ongoing results of Entergy’s businesses and could assist investors in comparing Entergy’s operating performance to the operating performance of others in the energy sector.

Other non-GAAP measures, including adjusted EBITDA; operational adjusted EBITDA; gross liquidity; debt to capital ratio, excluding securitization debt; net debt to net capital ratio, excluding securitization debt; parent debt to total debt ratio, excluding securitization debt; debt to operational adjusted EBITDA, excluding securitization debt; FFO; and operational FFO to debt ratio, excluding securitization debt; are measures Entergy uses internally for management and board discussions and cash budgeting and performance monitoring activities to gauge the overall strength of its business. Entergy believes the above data could provide useful information to investors in evaluating Entergy’s ongoing financial results and flexibility, and could assist investors in comparing Entergy’s cash availability to the cash availability of others in the energy sector.

The non-GAAP financial measures and other reported adjusted items in the Earnings Release are presented in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, could provide a more complete understanding of factors and trends affecting our business. Investors are strongly encouraged to review our consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure. Non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.